EXHIBIT 10(a)

                               WRITTEN CONSENT OF

                             SUSAN E. SCHECHTER, ESQ


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To Whom It May Concern:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (File No. 33-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,


/s/ Susan E. Schechter
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Susan E. Schechter, Counsel
Phoenix Home Life Mutual Insurance Company



Dated: March 29, 2001